Exhibit 10.4

RESTRICTED STOCK AWARD AGREEMENT

FOR COMPANY EMPLOYEES

UNDER THE WATTS WATER TECHNOLOGIES, INC.

2004 STOCK INCENTIVE PLAN

Name of Grantee:

No. of Shares:

Grant Date:

Pursuant to the Watts Water Technologies, Inc. 2004 Stock Incentive Plan (the “Plan”) as amended through the date hereof, Watts Water Technologies, Inc. (the “Company”) hereby grants a Restricted Stock Award (an “Award”) to the Grantee named above.  The Grantee shall receive the number of shares of Class A Common Stock, par value $.10 per share (the “Stock”) of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan.

1.             Acceptance of Award.  The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award by signing and delivering to the Company a copy of this Award Agreement.  Upon acceptance of this Award by the Grantee, (i) the shares of Restricted Stock so accepted shall be issued by the Company and held by the Company’s transfer agent in book entry form in a restricted account until such Restricted Stock is vested as provided in Paragraph 3 below, (ii) the Grantee shall deliver to the Company a stock power endorsed in blank, and (iii) the Grantee’s name shall be entered as the stockholder of record on the books of the Company.  Thereupon, the Grantee shall have all the rights of a shareholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below.

2.             Restrictions and Conditions.

(a)           As set forth in Paragraph 1, the book entries representing the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.

(b)           Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

(c)           If the Grantee’s employment with the Company and its Subsidiaries is voluntarily or involuntarily terminated for any reason (other than death or disability) prior to vesting of shares of Restricted Stock granted herein, the unvested shares of Restricted Stock shall be immediately forfeited upon termination of employment.

3.             Vesting of Restricted Stock.  The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule.  If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.

Vesting Date	Number of Shares of Restricted Stock Vested	Cumulative Shares of Restricted Stock Vested
	(33 1/3)%	(33 1/3)%
	(33 1/3)%	(66 2/3)%
	(33 1/3)%	(100)%

Subsequent to such Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock.  Notwithstanding the foregoing, if the Grantee’s employment is terminated by reason of death or disability (as determined by the Administrator) prior to the vesting of shares of Restricted Stock granted herein, the unvested shares of Restricted Stock held by the Grantee shall become fully vested.  The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 3.

4.             Dividends.  Dividends on Shares of Restricted Stock shall be paid currently to the Grantee.

5.             Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6.             Limitations on Transferability.  This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

7.             Tax Withholding.  The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event.  The Grantee may elect to have the required minimum tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued, or (ii) transferring to the Company, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

8.             Miscellaneous.

(a)           Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b)           This Agreement does not confer upon the Grantee any rights with respect to continuation of employment by the Company or any Subsidiary.

WATTS WATER TECHNOLOGIES, INC.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee’s Signature

Grantee’s name and address:

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Watts Water Technologies, Inc.,                              shares of the Class A Common Stock, $0.10 par value, of Watts Water Technologies, Inc., a Delaware corporation (the “Company”),  standing in the name of the undersigned on the books of said Company, and does hereby irrevocably constitute and appoint                                as his/her Attorney-in-Fact to transfer the said stock on the books of the Company with full power of substitution in the premises.

IN WITNESS WHEREOF, the undersigned has caused this power to be executed as of this           day of                           ,          .

Name:
Address: